SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11700 Plaza America Drive, Suite 500, Reston VA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 28, 2005, the Compensation Committee of the Board of Directors of NVR, Inc. (the “Compensation Committee”) approved the revised Form of Non-Qualified Stock Agreement (“Form of Agreement”) under the 1998 Directors’ Long-Term Stock Option Plan (the “Plan”). Under the Plan, which is filed as Exhibit 4 to NVR, Inc.’s Registration Statement on Form S-8 filed June 4, 1999, awards of non-qualified stock options to purchase shares of NVR Inc. common stock (“Options”) may be granted to our non-management directors.

The Form of Agreement sets forth the terms and conditions of the Options granted pursuant to the Plan. The revision to the Form of Agreement primarily adds an additional vesting condition to the Options, requiring that the Company satisfy a performance target based on growth in earnings per share. The Options shall not vest nor become exercisable unless this earnings per share target, set forth in Section 4(g)(i) of the Form of Agreement, is met.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Number	Description
10.1	Form of Non-Qualified Stock Option Agreement under the Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: August 3, 2005	By:	/s/ Dennis M. Seremet
	Name:	Dennis M. Seremet
	Title:	Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Number	Description
10.1	Form of Non-Qualified Stock Option Agreement under the Plan